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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             JOHNSON CONTROLS, INC.
               (Exact name of Company as specified in its charter)

            Wisconsin                                       39-0380010
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                        Identification No.)

          5757 N. Green Bay Avenue
               P.O. Box 591
            Milwaukee, Wisconsin                                    53201
     (Address of principal executive offices)                     (Zip Code)

                                 John P. Kennedy
             Corporate Vice President, Secretary and General Counsel
                             Johnson Controls, Inc.
                            5757 N. Green Bay Avenue
                                  P.O. Box 591
                           Milwaukee, Wisconsin 53201
                                 (414) 524-1200
 (Name, address and telephone number, including area code, of agent for service)
                         ------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                         ------------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               -------------------

                                       CALCULATION OF REGISTRATION FEE
--------------------------- -------------------- ----------------------- ----------------------- ---------------------
         Title of                 Amount            Proposed Maximum        Proposed Maximum
     Securities to be              to be             Offering Price        Aggregate Offering         Amount of
        Registered              Registered             Per Share                 Price             Registration Fee
--------------------------- -------------------- ----------------------- ----------------------- ---------------------
Common Stock,
  $0.16-2/3 par value        2,000,000 shares          $72.865(1)           $145,730,000(1)           $36,432.50
Common Stock
  Purchase Rights            2,000,000 rights             (2)                     (2)                    (2)
--------------------------- -------------------- ----------------------- ----------------------- ---------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee based on the average of the high and low prices of Johnson Controls, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on April 23, 2001.

(2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                           ---------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


2,000,000 SHARES

JOHNSON CONTROLS, INC.

AUTOMATIC DIVIDEND REINVESTMENT AND
COMMON STOCK PURCHASE PLAN

COMMON STOCK, $0.16 2/3 PAR VALUE

        We offer to participants in our Automatic Dividend Reinvestment and Common Stock Purchase Plan an opportunity to purchase our Common Stock under the Plan. Each share of Common Stock purchased under the Plan will include one right to purchase Common Stock, as described in "Other Information -- Rights." You may participate in the Plan if you are:

        * a holder of our Common Stock,

        * a holder of any of our Preferred Stock,

        * a person who does not currently hold our stock upon an initial investment of $250 or more, and

        * an eligible employee of Johnson Controls or one of our subsidiaries.

        The Common Stock is traded on the New York Stock Exchange. The trading symbol is "JCI." On May __, 2001, our Common Stock closed at a price of $_______.

        The price of each share of Common Stock you purchase under the Plan will be 100% of market value, determined as provided in the Plan. You do not pay any brokerage fee or commission when you purchase shares under the Plan. We bear the cost of administering the Plan.

        If you are an employee participant, then you should read Appendix A for a discussion of certain matters relating to the Plan that apply specifically to you.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is May __, 2001.

                                                                      PROSPECTUS


JOHNSON CONTROLS

        We are a corporation organized under the laws of the State of Wisconsin. We are a global market leader in automotive systems and building controls. Our principal executive offices are located at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin 53201-0591, and our telephone number is
    (414) 524-1200.

USE OF PROCEEDS

        We have no specific plan for the net proceeds we may receive from the sales, if any, of authorized but unissued shares of Common Stock under the Plan. Rather, we offer the shares for the purposes set out below, and we will apply any net proceeds toward general corporate purposes.

DESCRIPTION OF PLAN

        Set forth below are the provisions of the Plan, as amended to date. Future amendments to the Plan will be effective immediately upon mailing of notice to participants.

    PURPOSE

        The purposes of the Plan are twofold. First, it provides participants with a convenient and economical method of reinvesting cash dividends and making additional limited cash investments in shares of Common Stock at regular intervals. Second, the Plan provides us with the ability to sell authorized but unissued shares of Common Stock that will raise funds to increase our equity base and for investment and other general corporate purposes.

PROSPECTUS


    FEATURES

        OPEN TO NEW SHAREHOLDERS -- If you do not currently own shares of our stock then you may become a participant in the Plan by paying an account set-up fee of $10 and making an initial investment of at least $250.

        SERVICE FEES AND BROKERAGE COMMISSION -- You will not pay any service fees or brokerage commission when purchasing shares under the Plan.

        OPTIONAL CASH INVESTMENTS -- You may make optional cash investments in Common Stock of a minimum of $50 per investment up to $15,000 per calendar quarter. You may make optional cash investments by automatic monthly electronic funds transfer or by check or money order at weekly or less frequent intervals, as you desire.

        AUTOMATIC REINVESTMENT OF DIVIDENDS -- Cash dividends paid on all or a percentage of shares that you specify are automatically reinvested in additional shares of Common Stock.

        FULL INVESTMENT OF PLAN FUNDS -- Because the Plan invests your funds to purchase fractional shares as well as full shares, and your funds include cash dividends on fractional shares, your funds are fully invested.

        TELEPHONE TRANSACTIONS -- You may establish telephone privileges for your Plan account, enabling you to execute certain Plan orders by phone.

        SHARE SAFEKEEPING -- You may deposit for safekeeping certificates representing shares of Common Stock held in certificate form, whether or not the shares were issued under the Plan, at no cost to you.

                                                                      PROSPECTUS


        ACCOUNT STATEMENTS -- The Plan administrator mails account statements detailing your Plan activities to you on a quarterly basis and following each Plan transaction.

    CONSIDERATIONS

        You should consider the following prior to participating in the Plan:

        INVESTMENT TIMING; PRICE RISKS -- The Plan administrator purchases and sells shares for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the shares, as the case may be, outside of the Plan. You bear the risk of fluctuations in the price of Johnson Controls stock.

        NO INTEREST PAID PENDING INVESTMENT -- You will not receive interest on optional cash investments pending their investment in Common Stock.

    ADMINISTRATION

        As of the date of this prospectus, Wells Fargo Shareowner Services, a division of Wells Fargo Bank Minnesota, N.A. (Wells Fargo), administers the Plan. Wells Fargo is responsible for receiving initial and optional cash investments that participants make, forwarding funds received from or on behalf of participants to a registered broker/dealer for purchases of Common Stock, issuing statements to participants of their Plan account activities and performing certain other administrative duties related to the

PROSPECTUS


    Plan. You may contact Wells Fargo by writing to:

        Johnson Controls
        C/O Wells Fargo Shareowner Services
        P.O. Box 64863
        St. Paul, MN 55164-0863

        Or by telephoning Wells Fargo toll free at (877) 602-7397 between 7:00 a.m. and 7:00 p.m., central time, on any business day. You may also send written communications to Wells Fargo by telefax at (651) 552-6999.

        Wells Fargo is responsible for purchasing and selling shares of Common Stock for your Plan accounts, including the selection of the broker or dealer through which Plan purchases and sales are made. We have no control over the times or prices at which Wells Fargo effects transactions in the open market or the selection of the broker or dealer that Wells Fargo uses.

    FORMS

        PLAN AUTHORIZATION FORM -- You must use a Plan Authorization Form to enroll in the Plan and, at the time of enrollment, authorize electronic funds transfers and telephone transaction privileges.

        PLAN TRANSACTION FORM -- You must use a Plan Transaction Form to make optional cash investments, sell your Plan shares, deposit your share certificates, or terminate your participation in the Plan. Wells Fargo attaches a Plan Transaction Form to each account statement that it mails to you.

        ACCOUNT ELECTION FORM -- You must use an Election Form to change or establish electronic funds transfer after enrollment, change your record address, make or change your dividend reinvestment election

                                                                      PROSPECTUS


    or establish telephone transaction privileges.

        You can obtain additional Plan Authorization Forms, Plan Transaction Forms, or Election Forms by contacting Wells Fargo.

    ELIGIBILITY

        Any person or entity, whether or not currently a registered holder of our common or preferred stock, may participate in the Plan by enrolling in accordance with the procedures described in "Enrollment and Participation" below. We reserve the right to deny, modify, suspend or terminate your participation.

    ENROLLMENT AND PARTICIPATION

        You may enroll in the Plan at any time by completing a Plan Authorization Form and returning it to Wells Fargo at the address set forth on the form.

        SHAREHOLDERS -- If you are a registered holder of our common or preferred stock, then you must complete a Plan Authorization Form to participate in the Plan. If you are not a registered owner but you are a beneficial owner of Common Stock whose only shares are held in names other than your own (e.g., held by brokers, trustees or bank nominees), then you must either (a) become a shareholder of record by having shares registered in your name, or (b) become a shareholder of record by enrolling in the Plan in the same manner as a new shareholder.

        NEW SHAREHOLDERS -- If you are not a registered owner of common or preferred stock, then you must complete a Plan Authorization Form and pay a one-time

PROSPECTUS


    account set-up fee of $10. You must also make an initial cash investment of $250. You may initially invest a maximum of $15,000 per calendar quarter in the Plan.

    DIVIDEND REINVESTMENT

        As described below, by participating in the Plan, you may have the cash dividends paid on all shares of Common Stock automatically reinvested in Common Stock. THE PAYMENT OF DIVIDENDS ON COMMON STOCK IS AT THE DISCRETION OF JOHNSON CONTROL'S BOARD OF DIRECTORS.

        FULL DIVIDEND REINVESTMENT -- If you elect the "Full Dividend Reinvestment" option on your Plan Authorization Form, then Wells Fargo will reinvest in additional shares of Common Stock all cash dividends paid on all shares of Common Stock then or subsequently held in your name and on all shares of Common Stock then or subsequently held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.

        PARTIAL DIVIDEND REINVESTMENT -- If you elect the "Partial Dividend Reinvestment" option on your Plan Authorization Form, then you must select the percentage (from 10% to 90%, in increments of 10%) of the total number of shares of Common Stock then or subsequently registered in your name and then or subsequently held in your Plan account with respect to which you want cash dividends reinvested. Wells

                                                                      PROSPECTUS


    Fargo will reinvest in additional shares of Common Stock all cash dividends paid on the specified percentage of shares.

        CASH PAYMENTS ONLY -- If you elect the "Cash Payments Only" option, then you will continue to receive, as declared, by check or direct deposit, cash dividends paid on shares of Common Stock then or subsequently held in your Plan account through optional cash investments.

        DIVIDEND PAYMENT DATES -- If Wells Fargo receives your Plan Authorization Form on or before the record date for a particular dividend, then dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If Wells Fargo receives your Plan Authorization Form after the record date, then dividend reinvestment will not begin until the dividend payment date following the next record date. We have historically paid dividends on Common Stock at the beginning of January, and the end of March, June, and September.

    CASH INVESTMENTS

        INITIAL CASH INVESTMENT -- If you are not a registered owner of Common Stock, then you must include an initial cash investment of at least $250 with your completed Plan Authorization Form. You must also pay a one-time account set-up fee of $10. See "ENROLLMENT AND PARTICIPATION" above. You must make initial cash investments and payment of the account set-up fee by check or money order payable to "Wells Fargo Shareowner Services" in U.S. funds.

        OPTIONAL CASH INVESTMENTS -- You may make optional cash investments at any time by personal check, money order or electronic funds transfer from a designated U.S.

PROSPECTUS


    bank account. You may vary your optional cash investment from a minimum of $50 per investment up to a maximum of $15,000 per calendar quarter. We include initial cash investments in the month in which they are made for purposes of determining whether you have reached the $15,000 maximum.

        CHECK OR MONEY ORDER -- If you make an optional cash investment by check or money order, it must be accompanied by a completed Plan Transaction Form, and Wells Fargo must receive it no later than two business days prior to an investment date for an initial cash investment and one business day prior to an investment date for optional cash payments to be invested on that investment date. Otherwise, Wells Fargo holds optional cash investments for investment on the next investment date. You may make optional cash investments by check or money order payable to "Wells Fargo Shareowner Services" in U.S. funds.

        ELECTRONIC FUNDS TRANSFER -- You may also make optional cash investments by authorizing automatic monthly electronic funds transfers from designated bank accounts. In that case, your bank account will be debited on the 25th day of each month or, if that day is not a business day, the next business day after the 25th. Wells Fargo will invest the funds on the next investment date that is at least three business days after the day your account is debited. You will not receive any confirmation of the transfer of funds other than as reflected in your monthly Plan account statements and in your bank account statement.

        To authorize electronic funds transfers, you must complete and sign the automatic funds transfer section of the Plan Authorization

                                                                      PROSPECTUS


    Form and return it to Wells Fargo together with a voided blank check or deposit slip for the account from which you wish to transfer funds. Your automatic funds transfers will begin as soon as practicable after Wells Fargo receives the authorization form. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by completing an Election Form and returning it to Wells Fargo or by contacting Wells Fargo toll free at (877) 602-7397. To be effective with respect to a particular investment date, Wells Fargo must receive your change or termination request at least fifteen business days prior to the investment date.

    INVESTMENT DATES

        DIVIDEND REINVESTMENT -- Wells Fargo expects to invest cash dividends on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

        OPTIONAL CASH INVESTMENTS -- Wells Fargo expects to invest optional cash investments on (a) Wednesday of each week or, if Wednesday is not a business day, the business day next following Wednesday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date.

        YOU WILL NOT RECEIVE INTEREST ON FUNDS THAT WELLS FARGO HOLDS PENDING THEIR INVESTMENT IN COMMON STOCK. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO THE COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

PROSPECTUS


    SOURCE OF SHARES

        Wells Fargo acquires shares for you under the Plan in the open market, in negotiated transactions or by purchasing newly issued Common Stock from Johnson Controls. Wells Fargo purchases shares in the open market or in negotiated transactions as soon as practicable after the applicable investment date. All purchases will be made within 5 business days of an investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. We determine the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which we can change our determination, we may change our determination from time to time without notice to you. We expect that generally all Plan purchases will be effected in the open market transactions.

    PRICE OF SHARES

        The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. Wells Fargo may in its discretion commingle participants' funds for the purpose of effecting purchase orders and may offset purchase and sale orders to arrive at a net purchase or sale order. The price per share of new issue Common Stock is the average of the high and low price, carried out to three decimal places, of the Common Stock reported as New York Stock Exchange -- Composite Transactions on the applicable investment date or, if the New York Stock Exchange is closed on the investment date,

                                                                      PROSPECTUS


    on the next preceding day the New York Stock Exchange is open. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment.

    ACCOUNT STATEMENTS

        Wells Fargo maintains an account for each Plan participant and will send an account statement to you as soon as practicable after each quarterly dividend reinvestment and each weekly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide you with records of your purchases and sales, and you should retain these statements for tax purposes.

    SHARE CERTIFICATES

        Wells Fargo credits Plan purchases to your account and shows them on your account statement. You will not receive certificates for your Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces our administrative costs associated with the Plan. You may obtain certificates for some or all full Plan shares at any time by submitting a Plan Transaction Form to Wells Fargo or contacting Wells Fargo toll free at (877) 602-7397. Such requests will be handled without charge to you. Any remaining full and fractional shares continue to be credited to your account. Certificates for fractional shares are not issued under any conditions.

PROSPECTUS


    SHARE SAFEKEEPING

        At any time beginning with enrollment in the Plan, you may deposit with Wells Fargo certificates representing shares of Common Stock, whether or not you acquired the shares under the Plan, at no cost to you. To use this service, you must send your certificates to Wells Fargo with a properly completed Plan Transaction Form. Shares represented by certificates deposited with Wells Fargo are credited to your account and from that time on are treated as if acquired under the Plan. You are responsible for maintaining your own records of the cost basis of certificate shares deposited with Wells Fargo.

        We strongly recommend that you use registered mail to mail your certificates to Wells Fargo, and insure the certificates for 2% of the current market value of the shares that the certificates represent. In any case, you bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

    YOU SHOULD NOT ENDORSE YOUR CERTIFICATES PRIOR TO MAILING.

    SHARE TRANSFERS WITHIN PLAN

        You may also transfer Plan Shares to a Plan account of another person subject to compliance with any applicable laws. To do this, you must complete a stock assignment form and return the completed stock assignment form to Wells Fargo. Your signature on the stock assignment form must be Medallion guaranteed by an eligible financial institution. You can obtain stock assignments from Wells Fargo. If the person to whom the shares are transferred is

                                                                      PROSPECTUS


    not a participant in the Plan, then Wells Fargo will automatically open an account for the person and enroll him or her in the Plan.

        You may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless Wells Fargo has issued certificates representing the shares.

    SALE OF SHARES

        You may sell some or all of your Plan shares by submitting the appropriate information on the Plan Transaction Form or by submitting a written request to Wells Fargo. If the current market value of the shares requested to be sold is $25,000 or less, and you have previously authorized telephone transactions, then you may sell Plan shares by contacting Wells Fargo toll free at (877) 602-7397. Wells Fargo may match or offset your sales order against one or more purchase orders of other participants in the Plan. If not offset, Wells Fargo executes the order on your behalf in the open market or in negotiated transactions. After settlement of the sale, Wells Fargo will send you a check for the net proceeds of the sale. The proceeds you receive will be based on the weighted average price at which the shares were sold less brokerage commissions, service fees charged by Wells Fargo, and applicable transfer taxes.

        YOU SHOULD BE AWARE THAT THE SHARE PRICE OF JOHNSON CONTROLS COMMON STOCK MAY FALL OR RISE DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY WELLS FARGO, AND THE ULTIMATE SALE IN THE OPEN MARKET. YOU SHOULD EVALUATE THESE POSSIBILITIES WHILE DECIDING WHETHER AND WHEN TO SELL ANY SHARES THROUGH THE PLAN. YOU WILL SOLELY BEAR THE PRICE RISK.

PROSPECTUS


     TERMINATION

        You may terminate your participation in the Plan by submitting the appropriate information on the Plan Transaction Form or by submitting a written request to Wells Fargo. If the current market value of your Plan account is $25,000 or less, and you have previously authorized telephone transactions, then you may terminate your participation in the Plan by contacting Wells Fargo toll free at (877) 602-7397. Wells Fargo must receive termination requests three days prior to the record date to be effective as to the next cash dividend. Any such notice that Wells Fargo receives after a dividend record date will not be effective until dividends paid for such record date have been credited to your account. In addition, if you are making optional cash investments by electronic funds transfer, then Wells Fargo must receive your termination request at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

        Upon termination of your participation in the Plan, unless you have requested on the Plan Transaction Form that some or all Plan shares be sold, Wells Fargo will send you a certificate representing the number of full shares in your Plan account and a check in the amount of the market value of any fractional share. If you so request on the Plan Transaction Form, Wells Fargo will sell some or all Plan shares on your behalf. After settlement of the sale, Wells Fargo will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional Plan share) and a certificate

                                                                      PROSPECTUS


    representing any full Plan shares not sold. The net proceeds you receive will be based on the weighted average price at which the shares were sold less brokerage commissions, fees charged by Wells Fargo, and applicable transfer taxes.

        After termination, you may re-enroll in the Plan by submitting a new Plan Authorization Form and complying with all other enrollment procedures (see "ENROLLMENT AND PARTICIPATION"). To minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, we reserve the right to deny participation in the Plan to previous participants who we or Wells Fargo believe have been excessive in their enrollment and termination.

OTHER INFORMATION

     STOCK DIVIDENDS

         Any stock dividends or stock splits we distribute on shares Wells Fargo holds for you will be credited to your account.

    ISSUANCE OF RIGHTS

        If we make available to holders of Common Stock rights to purchase additional shares of Common Stock or other securities (including the Rights), then Wells Fargo will sell the rights accruing to all shares Wells Fargo holds for you (if and when such rights become independently traded) and will apply the net proceeds of such sale to the purchase of Common Stock. However, we will, in advance of a subscription offer (or, if such rights may not be independently traded upon issuance, prior to the date on which such rights trade independently), inform you that if you do not want Wells Fargo to sell your

PROSPECTUS


    rights and invest the proceeds, then it will be necessary for you to transfer all full shares held under the Plan to your own name by a given date. This will permit the Participant to exercise, transfer or sell the rights on such shares. If we redeem rights (including the Rights) prior to the date that such rights trade independently, then Wells Fargo will invest the resultant funds in additional shares of Common Stock.

    OTHER DISTRIBUTIONS

        If the Company distributes to holders of Common Stock any securities (other than shares of Common Stock or rights to purchase additional shares of Common Stock or other securities), then such securities (other than fractional shares thereof) accruing to all shares of Common Stock held by Wells Fargo for you will be transferred to your own name. Such securities will not be credited to your account or sold by Wells Fargo on your behalf.

    RIGHTS

        Effective as of November 30, 1994, our Board of Directors declared a dividend of the Rights. The Rights are not presently exercisable, but 10 days after a person or group acquires 20% or more of the Common Stock or 10 business days (subject to extension) after a person or group announces a tender offer to acquire at least 20% of the Common Stock, the Rights will become exercisable. The Rights will entitle each holder of a Right to purchase one share of authorized but unissued Common Stock for each Right, subject to adjustment. The exercise price of each Right is $87.50. Upon the occurrence of certain events, including the acquisition by any person or

                                                                      PROSPECTUS


    group of 20% or more of the Common Stock, each Right, other than Rights held by an acquiring party, will entitle the holder to purchase, at the exercise price, Common Stock having a market value of two times the exercise price. The Rights Agreement excludes from its effects the inadvertent acquisition of 20% or more of the Common Stock, so long as the holder promptly divests to less than 20%. The Rights may be redeemed as provided and subject to the limitations set forth in the agreement setting forth the terms of the Rights; otherwise, the Rights expire on November 30, 2004. We have prepared a Summary of Rights to Purchase Common Shares, a copy of which is available free of charge from Johnson Controls.

    AMENDMENT OR TERMINATION OF PLAN

        Johnson Controls and Wells Fargo each may amend, supplement or terminate the Plan at any time by mailing appropriate notice to each participant at his or her last address of record and by giving proper notice to Wells Fargo or us, as the case may be. Any such amendment, supplement or termination will be effective immediately upon the mailing of notice to participants.

        DENIAL OR TERMINATION OF THE PLAN -- At our direction, Wells Fargo may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. We also reserve the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the

PROSPECTUS


    purposes of the Plan. If your participation in the Plan is terminated, you receive certificates for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

    LIMITATION OF LIABILITY

        Neither Johnson Controls nor Wells Fargo or its nominee will have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor will any of us have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. Neither Johnson Controls nor Wells Fargo will be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claims of liability (a) with respect to the prices at which shares are purchased or sold for your account or the times when such purchases or sales are made, (b) for any fluctuation in the market value after purchase or sale of shares, or (c) arising out of failure to terminate your account upon your death prior to receipt of notice in writing of such death.

                                                                      PROSPECTUS


STATE REGULATION

        The terms and conditions of the Plan are governed by the laws of the State of Wisconsin. Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of an "issuing public corporation," such as Johnson Controls, which are held by certain persons in excess of 20% of the voting power of any such corporation will be limited to 10% of the full voting power of such excess shares. This statutory voting restriction is not applicable to shares acquired directly from Johnson Controls, shares acquired prior to April 22, 1986, and under certain other circumstances.

        Section 180.1141 of the Wisconsin Business Corporation Law provides that a "resident domestic corporation," such as Johnson Controls, may not engage in a "business combination" with an "interested stockholder" (a person beneficially owning 10% or more of the aggregate voting power of the Common Stock) for three years after the date (the "stock acquisition date") the interested stockholder acquired his 10% or greater interest, unless the business combination (or the acquisition of the 10% or greater interest) was approved before the stock acquisition date by the corporation's board of directors. After the three-year period, a business combination that was not so approved can be consummated only if it is approved by the majority of the outstanding voting shares not held by the interested stockholder or is made at a specified formula price intended to provide a fair price for the shares held by non interested stockholders.

PROSPECTUS


        Participants with significant holdings of Johnson Controls' stock are advised to consult their attorney to determine the applicability and effect of such provisions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion sets forth the general federal income tax consequences for an individual participating in the Plan. However, the discussion is not intended to be an exhaustive treatment of such tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed below. Accordingly, and because tax consequences may differ among participants in the Plan (particularly for those who are not individuals), each participant should discuss specific tax questions regarding participation in the Plan with his or her own tax advisor.

        In general, participants in the Plan have the same federal income tax consequences with respect to their dividends as do shareholders who are not participants in the Plan. On the dividend payment date, you will receive a taxable dividend equal to the cash dividend reinvested, to the extent Johnson Controls has earnings and profits. This treatment applies with respect to both the shares of Common Stock you hold of record and your Plan account shares of Common Stock and even though the amount is not actually received in cash but is instead applied to the purchase of shares of Common Stock for your Plan account. If shares are purchased on the open market or in a privately negotiated transaction, your share of

                                                                      PROSPECTUS


    brokerage fees, if any, paid by Johnson Controls will be taxed as an additional dividend, to the extent that Johnson Controls has earnings and profits.

        Shares, or any fraction of shares, of Common Stock purchased on the open market or in a privately negotiated transaction with reinvested dividends will have a tax basis equal to the amount paid for the shares or any fraction of shares, increased by any brokerage fees treated as a dividend to the participant. Shares, or any fraction of shares, of Common Stock purchased from Johnson Controls with reinvested dividends will have a tax basis equal to the amount of the dividend. The shares, or any fraction of shares, will have a holding period beginning on the day following the purchase date, whether purchased on the open market, in a privately negotiated transaction or from Johnson Controls.

        If you make initial or supplemental cash investments to the Plan you are deemed to have received an additional taxable dividend in the amount of your pro rata share of the brokerage commissions, if any, paid by Johnson Controls, to the extent Johnson Controls has earnings and profits. Brokerage commissions are incurred only on purchases of Common Stock in the open market or privately negotiated transactions. Shares, or any fraction of shares, purchased with initial or supplemental cash payments will have a tax basis equal to the amount of the payments increased by the amount of brokerage fees, if any, treated as a taxable dividend to you with respect to those shares or fraction of shares. The holding period for the shares, or fraction of shares, begins on the day following the purchase date.

PROSPECTUS


        In contrast to the tax treatment described above with respect to your share of brokerage fees, you should not be treated as receiving an additional taxable dividend based upon your pro rata share of the costs of administering the Plan, which are paid by Johnson Controls. However, there are no assurances that the Internal Revenue Service ("IRS") agrees with this position. Johnson Controls has no present plans to seek formal advice from the IRS on this issue.

        Taxable income is not recognized when you receive certificates for whole shares credited to your account, either upon your request for the certificates or upon your withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at your request or by you after receipt of certificates for shares from the Plan. You will also recognize taxable gain or loss when you receive cash payments for fractional shares credited to your account, upon withdrawal from or termination of the Plan. The amount of taxable gain or loss is the difference between the amount that you receive for your shares or fractional shares and the tax basis of your shares or fractional shares. Gain or loss will generally be a capital gain or loss, long-term or short-term depending on your holding period. Presently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of taxable income.

                                                                      PROSPECTUS


    PARTICIPANTS SUBJECT TO
    INCOME TAX WITHHOLDING

        If you are a foreign shareholder whose dividends are subject to United States income tax withholding or a domestic shareholder subject to backup withholding (because a correct taxpayer identification number has not been furnished or otherwise), the tax required to be withheld will be deducted from the amount of any cash dividend otherwise to be applied to the purchase of shares for your account under the Plan, and the amount of the dividend after such deduction will be so applied. Since any such withholding tax applies also to a dividend on shares credited to the Plan account, only the net dividend on such shares will be applied to the purchase of additional stock. The regular statements Wells Fargo sends to you will indicate the amount of tax withheld. We cannot refund amounts withheld. If you are subject to withholding, then you should contact your tax advisor or the Internal Revenue Service for additional information.

AVAILABLE INFORMATION

        Johnson Controls is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with those requirements files reports and other information with the Securities and Exchange Commission. Certain information, as of particular dates, concerning directors and officers, their remuneration and any material interest of such persons in transactions with us has been disclosed in proxy statements distributed to shareholders of Johnson Controls and filed with the Commission. Such

PROSPECTUS


    reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp. Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov. In addition, reports, proxy material and other information concerning the Company may be inspected at the office of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents are incorporated by reference in this
    Prospectus:

        (a) The Company's Annual Report on Form 10-K for the year ended September 30, 2000, filed pursuant to Section 13 or 15(d)) of the Securities Exchange Act of 1934.

                                                                      PROSPECTUS


        (b) All reports of Johnson Controls filed with the Securities and Exchange Commission, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since September 30, 2000, including Johnson Controls' Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed with the Commission on February 14, 2001.

        (c) The definitive proxy statement of Johnson Controls filed with the Commission pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the Annual Meet ing of Shareholders held on January 24, 2001.

        (d) The description of the Common Stock and Rights contained in any registration statements filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by Johnson Controls pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

        Johnson Controls will provide without charge to each person to whom a Prospectus is delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to

PROSPECTUS


    such documents. Requests for these documents should be addressed to:

         Shareholder Services, X-32
         Johnson Controls, Inc.
         Post Office Box 591
         Milwaukee, Wisconsin 53201-0591
         (telephone number: (414) 524-2363)

                                                                      PROSPECTUS


                                   APPENDIX A

AUTOMATIC DIVIDEND
REINVESTMENT AND COMMON
STOCK PURCHASE PLAN

PROVISIONS FOR EMPLOYEE PARTICIPANTS

    INTRODUCTION

        The Common Stock Purchase Plan, as this Plan is known to employees of Johnson Controls, allows Employee Participants to share in the ownership of Johnson Controls by purchasing Johnson Controls common stock through payroll deductions. But owning stock isn't for everyone, and we can't recommend our own stock. Where stock ownership is concerned, there's always risk involved.

        If you decide you would like to purchase Johnson Controls stock, this Plan makes it easier. For one thing, money is deducted right from your paycheck (on an after-tax basis). In addition, we pay the commissions and service charges. So all your money goes directly to purchase stock.

        THE REMAINDER OF THE PROSPECTUS OF WHICH THIS APPENDIX IS A PART CONTAINS A DESCRIPTION OF TERMS OF THE PLAN APPLICABLE TO ALL PARTICIPANTS, INCLUDING EMPLOYEE PARTICIPANTS. THE FOLLOWING DISCUSSES CERTAIN MATTERS RELATING TO THE PLAN THAT APPLY SPECIFICALLY TO EMPLOYEE PARTICIPANTS. HOWEVER, YOU SHOULD BE FAMILIAR WITH ALL OF THE INFORMATION IN THE PROSPECTUS, INCLUDING THIS APPENDIX, BEFORE PARTICIPATING IN THE PLAN.

PROSPECTUS


    OPENING AN ACCOUNT

        ELIGIBILITY. Wells Fargo Shareowner Services maintains accounts for everyone purchasing stock through the Common Stock Purchase Plan. The only requirements are that you:

        * be a Johnson Controls employee
        * have reached the age of majority in your state (usually age 21)
        * reside in the U.S. or in an authorized location outside the U.S.

        ENROLLING AND MAKING PAYROLL DEDUCTIONS. You may enroll in the Plan at any time by calling Wells Fargo at (877) 602-7397. Some employee groups may require a form. Check with your Human Resources Department.

        When you decide to enroll, you must also decide how much money to have deducted from your pay to purchase stock. You can choose any amount between $10 and $500 each month, in whole dollars.

        CHANGING YOUR DEDUCTION AMOUNT. Just as with any other investment, flexibility is an important consideration. You can change your Common Stock Purchase Plan deduction as often as you like.

        Or you can stop your deductions temporarily and begin them again later. During times when you aren't having deductions made, statements are sent to keep you up to date on dividend payments. If you have an address change during this time, you must inform Wells Fargo of the change.

        To change or suspend your deductions, call Wells Fargo at
    (877) 602-7397. Some employee groups may require a form. Check with your Human Resources Department.

                                                                      PROSPECTUS


    The change will be made as soon as practicable.

    PURCHASING STOCK

        PURCHASE PRICE. We forward your payroll deductions directly to the plan administrator, where they are used to purchase Johnson Controls Common Stock on the New York Stock Exchange. To purchase shares for this Plan, all participants' deposits are combined. The purchase price is the price of Common Stock on the New York Stock Exchange at the time of purchase.

        DIVIDENDS. Shares purchased for you are credited to your account. Periodically, Johnson Controls pays dividends on its Common Stock. Historically, dividends have been paid on a quarterly basis. These go back into your account to purchase more shares.

        VOTING SHARES. As soon as you own one full share, you automatically receive all the information that goes to shareholders, such as annual reports and proxy material. This way you can instruct the plan administrator to vote your shares the way you wish.

        COMMISSIONS AND SERVICE CHARGES. Brokers receive commissions and make other charges for their services. We pay broker charges to purchase shares of Johnson Controls Common Stock through this Plan. However, as is discussed more fully in the remainder of the Prospectus, you will have additional taxable income in the amount of your share of brokerage fees paid by Johnson Controls.

        ACCOUNT STATEMENTS. You receive a quarterly statement on your account when the dividend is posted and a year-end

PROSPECTUS


    statement in December. The statements tell you how much money has been applied to purchase shares, how many shares were purchased, and the purchase price.

        These reports will help you establish the change in value for income tax purposes. The December statement will list the entire year's transactions, and you should retain it for tax purposes for as long as you hold the stock.

        Use the top portion of the account statement for sending instructions to Wells Fargo Shareowner Services regarding your account. The front side includes a provision for changing your address. While you are enrolled in the Common Stock Purchase Plan, you must change your address through your Human Resources Depart ment. However, if you have stopped your payroll deductions under the Plan, use the top portion of the account statement to notify Wells Fargo of an address change. You can also use the tear-off portion to make voluntary cash contributions (over and above your payroll deductions) as described more fully at the end of this Appendix and in the remainder of the Prospectus of which this Appendix is a part. You can use the reverse side of the form to request issuance of a certificate and/or sale of shares. Be sure to sign the form before mailing it to Wells Fargo Shareowner Services.

     STOPPING PAYROLL DEDUCTIONS

        When your payroll deductions are stopped, your shares will remain in the Plan and dividends will continue to be reinvested. You will receive quarterly statements.

        To close your account after your last investment has been posted, make sure

                                                                      PROSPECTUS


    your deductions have stopped and Wells Fargo Shareowner Services has had time to invest your last payroll deduction (this can take as long as 35 days). Send written instructions or use the reverse side of the top portion of your statement to instruct Wells Fargo Shareowner Services with one of these choices.

        1. Issue your shares in certificate form. You will receive a check for the sale of the fractional share. Future dividends will be paid in cash.

        2. Issue a certificate for some of the full shares and sell the remaining shares.

        3. Sell all of your shares.

        You can remain in the Plan even if you have terminated your employment with Johnson Controls. You will receive quarterly statements when dividends are posted to your account, and you can make monthly voluntary cash investments.

    SELLING OR TRANSFERRING STOCK OWNERSHIP

        You can get shares out of your account at any time. The shares are registered in your name and sent to you.

        This Plan is designed to encourage you and other employees to become part owners of Johnson Controls through stock purchase. So, we want you to consider holding on to the shares you've purchased. On the other hand, once purchased, the shares are yours. Of course, you are responsible for brokerage charges if you sell them or transfer their ownership.

        SELLING SHARES. You can sell shares while they're in your account. Just notify the plan administrator, Wells Fargo Shareowner

PROSPECTUS


    Services, in writing, or complete the reverse side of the top portion of your statement. Be sure to sign your form or letter. When you sell your shares, you are responsible for paying any service fees charged by Wells Fargo and applicable transfer taxes.

        Or you can sell shares through a broker once they've been delivered to you. When you sell your shares through a broker, you are responsible for paying the brokerage fees and commissions.

        TRANSFERRING SHARE OWNERSHIP. Once ownership has been transferred to you, you may, in turn, transfer it to someone else. Further information is available from the transfer agent, Wells Fargo Shareowner Services.

    RELATIVES AND FRIENDS AND EMPLOYEE SUPPLEMENTAL CONTRIBUTIONS

        Family or friends can become Johnson Controls shareholders through the features of this Plan applicable to those who are not employees. Through the Plan, you can also purchase stock in lieu of or in addition to payroll deductions without paying broker fees or commissions on purchases. Purchases through this Plan require a minimum payment of $50 and are subject to a maximum of $15,000 (total including your payroll deduction amount) per calendar quarter. Information on the Plan is set forth in the remainder of the Prospectus of which this Appendix is a part and is also available from the plan administrator:

        Wells Fargo Bank Minnesota, N.A.
        P.O. Box 64863
        St. Paul, MN 55164-0863
        1-877-602-7397

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution

      Securities and Exchange Commission filing fee..............    $36,433
      Listing fees...............................................      1,000
      Accountants' fees and expenses.............................      2,000
      Legal fees and expenses....................................      5,000
      Blue Sky fees and expenses.................................      1,000
      Miscellaneous..............................................      1,000
                                                                    --------

                Total............................................    $46,433
                                                                     =======

     All of the above fees, costs and expenses will be paid by the Registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.  Indemnification of Directors and Officers.

     Pursuant to the Wisconsin Business Corporation Law and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (1) to the extent such officers or directors are successful in the defense of a proceeding and (2) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs
(a) through (d) outlined above.

     Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

     The indemnification provided by the Wisconsin Business Corporation Law and the Registrant is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

     The Registrant maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933.

Item 16.  Exhibits and Financial Statement Schedule.

     (a) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

     (b) Financial Statement Schedule. Schedule II -- Valuation and Qualifying Accounts is hereby incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000 (File No. 1-5097). All other schedules are omitted because they are not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 26, 2001.

                                   JOHNSON CONTROLS, INC.


                                   By:     /s/ James H. Keyes
                                           -------------------------------------
                                           James H. Keyes
                                           Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of April 26, 2001, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James H. Keyes, Stephen A. Roell and John
P. Kennedy, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Signatures                                        Title

/s/ James H. Keyes                     Chairman, Chief Executive Officer
--------------------------------------   and Director (Principal Executive
James H. Keyes                           Officer)

/s/ Stephen A. Roell                   Senior Vice President and Chief Financial
--------------------------------------    Officer (Principal Financial and
Stephen A. Roell                          Accounting Officer)

/s/ William F. Andrews                 Director
--------------------------------------
William F. Andrews

          Signatures                                        Title

                                                       Director
--------------------------------------
Robert L. Barnett

/s/ John M. Barth                                      Director
--------------------------------------
John M. Barth

/s/ Natalie A. Black                                   Director
--------------------------------------
Natalie A. Black

/s/ Paul A. Brunner                                    Director
--------------------------------------
Paul A. Brunner

/s/ Robert A. Cornog                                   Director
--------------------------------------
Robert A. Cornog

/s/ Willie D. Davis                                    Director
--------------------------------------
Willie D. Davis

                                                       Director
--------------------------------------
William H. Lacy

/s/ Southwood J. Morcott                               Director
--------------------------------------
Southwood J. Morcott

                                                       Director
--------------------------------------
Richard F. Teerlink

/s/ Gilbert R. Whitaker, Jr.                           Director
--------------------------------------
Gilbert R. Whitaker, Jr.

                                  EXHIBIT INDEX


Exhibit No.                       Exhibit

(4.1) Rights Agreement between the Registrant and Firstar Trust Company (Rights Agent), as amended, dated November 30, 1994 (incorporated by reference to Exhibit 4.C to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 1-5097))

(5)         Opinion of Foley & Lardner.

(23.1)      Consent of PricewaterhouseCoopers LLP.

(23.2)      Consent of Foley & Lardner (contained in Exhibit (5) hereto).

(24)        Powers of Attorney (contained on the signature pages hereto).